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Exhibit 10.4


                       BECOMING ART INC. LICENSE AGREEMENT



Memorandum of Agreement made and entered into this 4th day of November 2004, by and between;


                  BECOMING ART INC. a Nevada Corporation in the business of reselling original art and original art images directly licensed from artists residing in United States and Canada, hereinafter referred to as the "BECOMING ART/licensee",

And
                  ARTHUR ANGUS, having an address at 1734 Hubert Street, Kincolith, B.C., V0V 1B0 (hereinafter referred to as "Artist/licensor") and

Whereas, the Artist/Licensor is the owner of the entire right, title and interest in and to certain original art and images listed in Schedule A (hereinafter referred to as the "Licensed Images") for use on canvass transfers, paper prints, and any other printed material that wholesale and retail buyers may request from time to time (hereinafter referred to as the "Images"); and

Whereas, BECOMING ART/Licensee is desirous of securing and Artist/Licensor is willing to grant, upon the terms and conditions hereinafter set forth, a non-exclusive license of the are original artwork and/or Images for resale; Now, therefore, in consideration of a Fee Schedule as described in Schedule A and other good and valuable considerations, the receipt of which is hereby acknowledged, and in consideration of the covenants and obligations hereinafter set forth to be well and truly performed, the parties hereto hereby agree as follows:

I. Artist/Licensor hereby grants to BECOMING ART/Licensee a non-exclusive, non-transferable right and license to print, use and resell the Licensed Images and in connection with promotional material for the period of ten (10) years. Thereafter, this agreement will continue, however, the artist/Licensor may terminate this agreement after the tenth year for convenience upon 6 months written notice.

II. BECOMING ART/Licensee agrees to pay to Artist/Licensor, as a license, the sums set forth on Schedule A attached hereto and made a part hereof on each Image resold during the term of this agreement and license.

III. BECOMING ART/Licensee agrees that it will render to Artist/Licensor with each such fee payment a written statement setting forth the total net receipts from its fee-bearing sales used by it during the period covered by such statement, and BECOMING ART/Licensee agrees to provide a suitable statement in sufficient detail to enable the fees payable hereunder to be determined.

IV. In the event that BECOMING ART/Licensee or Artist/Licensor defaults or breaches any of the provisions of this license agreement, the non-defaulting party may cancel the license here granted upon ten (10) days' written notice to the other party; provided, however, that if the defaulting party, within the ten
(10) day period referred to, cures the said default or breach, the license herein granted shall continue in full force and effect until the expiration of this Agreement or until the expiration of any re-issue, continuation or extension thereof, in the event of the termination of the license herein granted by Artist/Licensor to BECOMING ART/Licensee shall not be relieved of the duty and obligation to pay in full fees accrued and due and payable at the effective date of such termination.

V. Artist/Licensor shall indemnify and hold harmless and defend BECOMING ART/Licensee and BECOMING ART/Licensee's officers, agents and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, cost and expenses, including attorney's fees, caused by, incurred or resulting from any claimed infringement by the Licensed Images on the rights of any third party. Artist/Licensor agrees to cooperate with BECOMING ART/Licensee in the event the rights granted BECOMING ART/Licensee herein are infringed upon by a third party.

VI. In the event of any adjudication of bankruptcy, appointment of a Receiver by a court of competent jurisdiction, assignment for the benefit of creditors or levy of execution directly involving BECOMING ART/Licensee this agreement shall terminate.

VII. Any notice required or given pursuant to this Agreement shall be sent certified or registered mail, postage prepaid, return receipt requested to the address set forth above.

VIII. This agreement and the license herein granted shall inure to benefit of each of the parties hereto and the heirs, successors and assigns each of the parties. However, this agreement may not be assigned by either party in whole or in part. This Agreement shall be interpreted according to the laws of the Sate of Nevada, wherein jurisdiction shall be found in the event of any legal actions arising hereunder, This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.


/s/ Arthur Angus                            Nov 4, 2004
--------------------------------------      ---------
Arthur Angus, Artist                        Date


/s/ Mike Hanson                             November 4, 2004
-------------------------------------       ---------
Michael Hanson, Licensee/Director           Date

                                   SCHEDULE A


              LIST OF IMAGES SUPPLIED TO BECOMING ART BY THE ARTIST
                          UNDER THIS LICENSE AGREEMENT:

----------------------------------------------------------------------------------------
      IMAGE #        Title                                    Artist's     Date Created
                                                              Initials
----------------------------------------------------------------------------------------
01                   Eagle Design, 16 x 20                     /s/ AA        April 2002
----------------------------------------------------------------------------------------
02                   Raven Design, 16 x 20                     /s/ AA        April 2002
----------------------------------------------------------------------------------------
03                   Four Crests, The Storm, 16 x 20           /s/ AA        Sept 2004
----------------------------------------------------------------------------------------
04                   Raven and Wolf, 16 x 20                   /s/ AA        March 1999
----------------------------------------------------------------------------------------
05                   Sea Dragon, 16 x 20                       /s/ AA        August 2000
----------------------------------------------------------------------------------------
06                   Purple Butterflies 12 x 16                /s/ AA        Sept 2004
07                   Box Design of Frog 12 x 16                              Sept 2004
----------------------------------------------------------------------------------------
08                   Four Crest Design - The Mothers 12 x 16   /s/ AA        Sept 2004
09                   Howling Wolf 12 x 16                                    Sept 2004
----------------------------------------------------------------------------------------
10                   Golden Eagle 12 x 16                      /s/ AA        Oct 2004
----------------------------------------------------------------------------------------




                                  FEE SCHEDULE:
                                  -------------

BECOMING ART agrees to pay the Artist, 10% of the gross profit realized from the resale of any art product bearing the Licensed Image. Gross profit as defined by BECOMING ART will be calculated after all costs associated with that sale have been deducted, including but not limited to; travel, setup, retouching, printing, packaging, shipping, and returns.

BECOMING ART agrees to pay the Artist within 30 days of receipt of payment from the client.